UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2007

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14227	13-3317668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2 Applegate Drive, Robbinsville, NJ	08691
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 632-0800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01	Results of Operations and Financial Condition.

On October 29, 2007, American Bank Note Holographics, Inc. (the “Company”) announced its results of operations for the quarter and nine months ended September 30, 2007. A copy of the press release issued by the Company relating thereto is furnished herewith as Exhibit 99.1.

Item 8.01	Other Events.

On October 23, 2007 MasterCard Worldwide (“MasterCard”) notified the Company that MasterCard is seeking reimbursement from the Company for certain costs associated with the previously-disclosed suspension by MasterCard of its HoloMag program. MasterCard has stated that those costs “now exceed $1.9 million.” The Company is reviewing MasterCard’s claim, and is unable to quantify at this time the amount of reimbursements, if any, that might ultimately be paid to MasterCard.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued by American Bank Note Holographics, Inc., dated October 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

Date: October 29, 2007	By:	/s/ Kenneth H. Traub
Kenneth H. Traub
President and Chief Executive Officer